EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this yearly report on Form 10-KSB of China Elite Information Co., Ltd. (the “Company”) for the year ended November 30, 2008, as filed with the Securities and Exchange Commission on March 13, 2009 and as amended by this Amendment No. 1 thereto on Form 10-K/A (together, the “Report”), I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 9, 2009	By	/s/ Li Kin Shing
Li Kin Shing
President, Chief Executive Officer
and Chief Financial Officer